FOR IMMEDIATE RELEASE
For more information contact:

Investor Relations John Vincenzo 508.323.1260 john_vincenzo@3com.com	Media Relations Joseph Vukson 508.323.1228 joseph_vukson@3com.com
3COM REPORTS SECOND QUARTER FISCAL YEAR 2007 RESULTS
Gives High-Level Overview of Financing Plans to Acquire 100 Percent of Joint Venture
Second Quarter Highlights
•	GAAP revenue for the second quarter was $333 million, an 81 percent increase over the prior-year quarter; and an 18 percent increase over the prior year quarter’s non-GAAP revenue, assuming the consolidation of Huawei-3Com (H3C) from the beginning of the period;

•	GAAP loss per share was $0.01 in the second quarter, as compared to a $0.03 loss per share in the prior-year quarter that included a benefit from a foreign tax settlement of $0.06 per share;

•	Reduced SCN operating expenses dropped by $27 million year-over-year; and

•	Agreed to buy Huawei Technologies’ 49 percent stake in H3C for $882 million.
MARLBOROUGH, MASS. — December 20, 2006 — 3Com Corporation (NASDAQ: COMS) today reported consolidated financial results for its second quarter of fiscal year 2007, which ended December 1, 2006, including the results for its two operating segments, Secure, Converged Networking (SCN) and H3C.
Revenue
     U.S. Generally Accepted Accounting Principles (GAAP) revenue for the second quarter of fiscal 2007 was $333 million, an 81 percent increase compared to same period in fiscal 2006. This growth is primarily the result of the inclusion of H3C revenue in the current period. Compared to non-GAAP revenue for the prior-year period, which includes the results of H3C as if it had been consolidated from the beginning of the prior-year period, 3Com’s revenue grew 18 percent. In both cases, the overall growth was offset partially by year-over-year declines in SCN revenue.
Gross Profit, Operating Expense and Operating Loss — GAAP Basis
     3Com’s gross profit for the second quarter of fiscal 2007 was $150 million, or 45 percent of revenue, which is a five percentage point improvement compared to the prior-year quarter, driven primarily by the inclusion of H3C results in the current period results. Second quarter fiscal 2007 operating expenses were $160 million, which includes a $27 million reduction in expenses for the SCN segment compared to the year-ago period. This resulted in an operating loss of $9 million. This compares to a $42 million operating loss in the second quarter of fiscal 2006. The $33 million improvement comprises $12 million due to reduced operating loss in the SCN segment and $21 million of operating income from H3C’s results.
Non-GAAP Operating Income1
     The second quarter fiscal 2007 non-GAAP operating income was $10 million, a $40 million improvement compared to the prior-year quarter’s non-GAAP operating loss of $30 million. GAAP operating loss improved less than non-GAAP operating loss due to the inclusion of increased amortization expenses for the January 2006 3Com acquisition of two percent of the shares in H3C from Huawei, and the inclusion of stock-based compensation expense under FAS 123R, which are included in GAAP results for the current period.
Net Loss and EPS — GAAP basis
     The second quarter fiscal 2007 net loss was $4 million, or $0.01 per share, including restructuring, amortization and stock-based compensation expense of $20 million, or $0.05 per share. In the same period of the prior year, the net loss was $11

[1]	The non-GAAP operating income and loss measures used by the company exclude restructuring, amortization, in-process research and development, stock-based compensation expense and, if applicable in the relevant period, unusual items. The required reconciliations and other disclosures are set forth later in this press release in Table D and in the Current Report on Form 8-K furnished to the SEC on the date hereof.

million, or $0.03 per share, including restructuring, amortization and stock-based compensation expense of $12 million, or $0.03 per share2. The prior-year quarter also included a benefit of $24 million or $0.06 per share, resulting from a foreign tax settlement.
     “In our second fiscal quarter, we continued to show excellent progress in both the H3C and SCN operating segments of our business, delivering on one of our key milestones — non-GAAP operating profitability,” said Edgar Masri, 3Com’s President and Chief Executive Officer. “Companies that will be successful on a global scale must find new and innovative ways to tap into fast growing economies such as the one in China and other emerging markets. Through H3C and our improving SCN segment, we believe we have the building blocks necessary to create a global technology leader. We must now focus on successfully integrating the best-in-class approaches from both H3C and 3Com to build on this positive momentum and create a sustainable, growing and profitable business.”
Cash and Short-Term Securities
     3Com ended the quarter with $869 million in cash, cash equivalents and short-term investments, including the consolidated cash, cash equivalents and short-term investments of H3C, which totaled $132 million. The net decrease of $47 million from the balance at the end of the previous quarter is due in large part to a capital distribution from H3C to its shareholders, which resulted in a decline in 3Com’s consolidated cash balance of $41 million for Huawei’s share of the distribution.
Financing the H3C Acquisition
     On November 28, 2006, 3Com announced that it agreed to buy Huawei Technologies’ 49 percent stake in H3C for $882 million, which represents an implied equity value of $1.8 billion. The acquisition is subject to customary approval in the People’s Republic of China. To fund the purchase price, 3Com has secured committed financing from its international banking partner, subject to customary funding conditions,

[2]	Our results for the year ago period include stock-based compensation expense primarily related to restricted stock amortization and stock-based compensation costs associated with acquisitions. Our results for the current period also include the effects of our adoption of FAS 123 (R).

for up to $500 million in Hong Kong-based senior secured bank debt. The remainder of the payment will come from the cash and short-term investments on 3Com’s balance sheet.
Conference Call
     Management will host a conference call and webcast at 5 p.m. EST today to discuss quarterly highlights, historical financial results and expectations of future performance. To participate on the call, U.S. and international parties may dial (913) 981-4902. Alternatively, interested parties may listen to the live broadcast of the call over the Internet at 3Com’s Investor Relations Web site (www.3com.com/investor) in the Earnings webcast section.
Safe Harbor
This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our goal to create a global technology leader and build a growing and profitable business, approvals required for our announced acquisition to acquire Huawei’s 49% ownership interest in H3C, our bank commitment to finance such acquisition and our intent to use bank funds and existing cash to fund such acquisition. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: our ability to return to profitability in light of significant historical net losses; our ability to respond effectively to increased competition; our ability to compensate for lower sales or cash outlays with cost reductions sufficient to generate positive net income or cash flow; the consequences of expense reduction; our dependence on our joint venture in China (H3C); economic, political and social events in China; H3C’s dependence on Huawei; our ability to hire and retain qualified personnel, including at H3C; our ability to successfully transition to 100% ownership of H3C and leverage the benefits such ownership can provide; our ability to evolve our financial and managerial control and systems, including those at H3C; competition with Huawei; our ability to consummate our announced transaction with Huawei to purchase additional interest in H3C and finance it on favorable terms; our ability to identify and respond to market trends; our ability to use strategic alliances; the success of our outsourcing strategy; the market acceptance of our products and the inclusion of our technology in industry standards; our focus on enterprise networking and fluctuating results based on conditions in that market; our reliance on a small number of resellers; distributors reducing inventories of our products; our ability to successfully develop relationships with system integrators, service providers and enterprise VARs; the success of acquisitions; our ability to manage our supply chain; the ability of our manufacturing outsourcing strategy to meet cost, quality and performance standards; China’s reforms and changing economic environment; uncertainty with respect to China’s legal system; possible reduction in Chinese tax benefits; restrictions on H3C paying dividends; our ability to maintain effective internal controls that include H3C; currency rate fluctuations; Huawei’s minority rights in our H3C venture; intellectual property rights, enforcement and defense; stock price volatility; anti-takeover provisions; and other risks detailed in the Company’s filings with the SEC, including those discussed in the Company’s quarterly report filed with the SEC on Form 10-Q for the quarter ended September 1, 2006.
3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this release or with respect to the announcements described herein.
References to the financial information included in this press release and the related conference call reflect rounded numbers and should be considered approximate values.
About 3Com Corporation
3Com Corporation (NASDAQ: COMS) is a leading provider of secure, converged voice and data networking solutions for enterprises of all sizes. 3Com offers a broad line of innovative products backed by world class sales, service and support, which excel at delivering business value for its customers. Through its TippingPoint division, 3Com is the leading provider of network-based intrusion prevention systems that deliver in-depth application protection, infrastructure protection, and performance protection. 3Com also is the majority owner of Huawei-3Com Co., Ltd. (H3C), a China-based joint venture formed by 3Com and Huawei in November 2003. H3C brings innovative and cost-effective product development and manufacturing and a strong footprint in one of the world’s most dynamic markets. For further information, please visit www.3com.com, or the press site www.3com.com/pressbox.
# # #
Copyright © 2006 3Com Corporation. 3Com and the 3Com logo are registered trademarks and TippingPoint is a trademark of 3Com Corporation. All other company and product names may be trademarks of their respective holders.

3Com Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
TABLE A

	Three Months Ended
	December 1,	September 1,	December 2,
	2006	2006	2005
Sales	$332,976	$300,144	$184,332
Cost of sales	182,825	163,715	110,017

Gross profit	150,151	136,429	74,315

Operating expenses:
Sales and marketing	76,188	77,122	67,694
Research and development	48,151	47,793	23,225
General and administrative	22,341	20,276	18,292
Amortization of intangibles	12,221	12,181	3,862
Restructuring charges	630	(75)	3,468

Total operating expenses	159,531	157,297	116,541

Operating loss	(9,380)	(20,868)	(42,226)

Gain (loss) on investments, net	(911)	2,292	3,511
Interest Income, net	11,447	10,090	6,630
Other Income, net	12,616	4,718	487

Loss from operations before income taxes and equity interest of unconsolidated joint venture and minority interest of consolidated joint venture	13,772	(3,768)	(31,598)

Income tax provision	(2,315)	(1,358)	21,893

Equity interest of 3Com in the income (loss) of unconsolidated joint venture (1)	—	—	(995)
Minority Interest of Huawei in the income of consolidated joint venture (2)	(14,973)	(8,942)	—

Net loss	$(3,516)	$(14,068)	$(10,700)

Basic and diluted loss per share:	$(0.01)	$(0.04)	$(0.03)

Shares used in computing basic and diluted per share amounts	393,352	391,885	385,442

(1)	Represents 3Com’s interest in the Huawei-3Com joint venture for the period on and prior to February 1, 2006

(2)	Represents Huawei’s interest in the Huawei-3Com joint venture for the period subsequent to February 1, 2006

3Com Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
TABLE B

	December 1,	June 2,
	2006	2006
ASSETS

Current assets:
Cash and cash equivalent	$529,180	$501,097
Short-term investments	339,358	363,250
Notes receivable	62,359	63,224
Accounts receivable, net	155,181	115,120
Inventories, net	142,671	148,819
Other current assets	57,715	57,835

Total current assets	1,286,464	1,249,345

Property & equipment, net	78,868	89,109
Goodwill	354,259	354,259
Intangibles, net	87,344	111,845
Other assets	24,877	56,803

Total assets	$1,831,812	$1,861,361

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$122,166	$153,245
Accrued liabilities and other	341,287	318,036

Total current liabilities	463,453	471,281

Deferred revenue and long-term obligations	2,685	13,788
Minority Interest of Huawei (a)	157,061	173,930
Stockholders’ equity	1,208,613	1,202,362

Total liabilities and stockholders’ equity	$1,831,812	$1,861,361

(a)	Represents Huawei’s 49 percent ownership in the Huawei-3Com joint venture.

Additional Financial Data
(in thousands)
(unaudited)
TABLE C
Sales by Geography (a)

	Three Months Ended
	December 1,	September 1,	December 2,
	2006	2006	2005
North America	$55,159	$58,423	$61,521
Latin and South America	20,296	15,319	19,487
Europe, Middle East and Africa	70,933	69,534	81,196
Asia Pacific Rim	28,312	24,359	22,128
China	158,276	132,509	—

Total Sales	$332,976	$300,144	$184,332

(a)	SCN segment sales are included in geographic categories based on the location of the end customer. H3C segment sales included in the geographic categories are based upon the hub locations of OEM partners in the case of OEM sales and the location of end-customers in the case of direct customer sales.
Sales by Product Category

	Three Months Ended
	December 1,	September 1,	December 2,
	2006	2006	2005
Networking	$272,852	$244,033	$131,682
Security	31,582	25,462	20,922
Voice	16,549	15,949	14,202
Services	8,568	8,351	8,754
Connectivity Products	3,425	6,349	8,772

Total Sales	$332,976	$300,144	$184,332

3Com Corporation
Reconciliation of Non-GAAP Operating Loss
(in thousands)
(unaudited)
TABLE D

	Three Months Ended
	December 1,	September 1,	December 2,
	2006	2006	2005
GAAP operating loss	$(9,380)	$(20,868)	$(42,226)
Restructuring	630	(75)	3,468
Amortization of intangible assets	12,221	12,181	3,862
Stock-based compensation expense [a]	6,950	3,287	5,097

Non-GAAP operating income (loss)	$10,421	$(5,475)	$(29,799)

[a]	Stock-based compensation expense is included in the following cost and expense categories by period (dollars in millions):

	Three Months Ended
	December 1,	September 1,	December 2,
	2006	2006	2005
Cost of sales	$0.4	$0.3	$0.1
Sales and marketing	1.6	1.2	1.2
Research and development	1.5	1.2	2.1
General and administrative	3.5	0.6	1.7

3Com Corporation
Segment Reporting
(in thousands)
(unaudited)
TABLE E

	Operating Segments
	SCN		H3C		Eliminations and Other Items
	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended		Three Months Ended
	December 1, 2006	September 1, 2006	September 30, 2006	June 30 , 2006	December 1 , 2006		September 1, 2006
Sales	$166,525	$155,823	$190,291	$169,968	$(23,840	) (1)	$(25,647	) (1)
Gross profit	59,436	56,345	90,715	80,084
Total sales and marketing, research and development, and general and administrative expenses	85,629	85,403	61,051	59,788
Other operating expenses (2)	4,221	3,516	8,630	8,590
Operating income (loss)	(30,414)	(32,574)	21,034	11,706
Net income (loss)	(19,103)	(23,375)	30,561	18,249	(14,973	) (3)	(8,942	) (3)

(1)	Represents eliminations for inter-company revenue during the respective periods.

(2)	Represents restructuring and amortization in all periods presented.

(3)	Represents equity interest of Huawei in H3C for July, August and September of 2006 for the period ended December 1, 2006 and April, May and June of 2006 for the period ended September 1, 2006.

3Com Corporation
Non-GAAP Pro Forma Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
TABLE F

	Three Months Ended
	Sept 2, 2005 (a)	Dec 2, 2005 (a)	March 3, 2006	June 2, 2006
Sales	$259,615	$282,470	$304,938	$299,758

Net loss	(42,649)	(11,348)	(33,010)	(15,237)

EPS	$(0.11)	$(0.03)	$(0.09)	$(0.04)

Shares used in computing EPS	383,760	385,442	387,754	390,245

(a)	These columns contain non-GAAP financial measures. The most directly comparable GAAP measure and required reconciliations are set forth below.
Reconciliation of Non-GAAP Pro Forma Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	GAAP	Adjustments				Pro Forma
	3Com	H3C				Consolidated
	Sept 2, 2005	June 30, 2005		Eliminations		Sept 2, 2005
Sales	$177,636	$95,772		$(13,793)		$259,615

Net loss	$(42,041)	$(1,224)	[b]	$616	[b]	$(42,649)

EPS						$(0.11)

Shares used in computing EPS						383,760

	Three Months Ended
	GAAP	Adjustments				Pro Forma
	3Com	H3C				Consolidated
	December 2, 2005	September 30, 2005		Eliminations		December 2, 2005
Sales	$184,332	$111,177		$(13,039)		$282,470

Net loss	$(10,700)	$(3,221)	[b]	$2,573	[c]	$(11,348)

EPS						$(0.03)

Shares used in computing EPS						385,442

	Three Months Ended
	GAAP	Adjustments				Pro Forma
	3Com	H3C				Consolidated
	March 3, 2006	December 31, 2005		Eliminations		March 3, 2006
Sales	$177,563	$144,973		$(17,598)		$304,938

Net income (loss)	$(32,760)	$16,719	[b]	$(16,969)	[b]	$(33,010)

EPS						$(0.09)

Shares used in computing EPS						387,754

	Three Months Ended
	GAAP	Adjustments				Pro Forma
	3Com	H3C				Consolidated
	June 2, 2006	March 31, 2006		Eliminations		June 2, 2006
Sales	$165,808	$155,980		$(22,030)		$299,758

Net income (loss)	$(28,919)	$27,820	[b]	$(14,138)	[c]	$(15,237)

EPS						$(0.04)

Shares used in computing EPS						390,245

[b]	For the purpose of calculating the pro forma consolidated net loss, the net loss for stand-alone H3C includes amortization expense resulting from the estimated allocation of the Company’s purchase price for its incremental 2 percent of the equity of H3C in January 2006. Such estimated allocation was not available until the current reporting period.

[c]	Represents the adjustment necessary for the pro forma consolidated net loss to include 3Com’s 51 percent ownership position in H3C.